Exhibit 21

List of Subsidiaries

Subsidiary Name	State of Formation
American Ecology Environmental Services Corp.	Texas
CRN Denizcliik Anonim Sirketi /aka/ CRN Martime S.A.	Turkey
Eagle Construction and Environmental Services, LLC	Delaware
ENPRO Holdings Group, Inc.	Massachusetts
ENPRO Services of Vermont, Inc.	Maine
Envirite of Illinois, Inc.	Delaware
Envirite of Ohio, Inc.	Delaware
Envirite of Pennsylvania, Inc.	Delaware
Envirite Transportation, LLC	Ohio
Environmental Services Inc.	Ontario
EQ Augusta, Inc.	Michigan
EQ de Mexico, Inc.	Mexico
EQ Detroit, Inc.	Michigan
EQ Holdings, Inc.	Delaware
EQ Industrial Services, Inc.	Michigan
EQ Metals Recovery, LLC	Ohio
EQ Northeast, Inc.	Massachusetts
EQ Parent Company, Inc.	Delaware
JFL-NRC Holdings, LLC	Delaware
Michigan Disposal, Inc.	Michigan
National Response Corporation	Delaware
National Response Corporation (Angola) LDA	Angola
National Response Corporation (NRC) Environmental Services UAE L LC	United Arab Emirates
National Response Corporation Aruba	Aruba
National Response Corporation Mexico NRC	Mexico
National Response Corporation of Puerto Rico	Delaware
NRC (Asia Pacific) LTD.	Thailand
NRC (B.V.I.) Ltd.	British Virgin Islands
NRC (East Africa) Limited	Uganda
NRC (Egypt) LLC	Egypt
NRC (Malta) Limited	Marshall Islands
NRC (West Africa) LLC	Marshall Islands
NRC Alaska, LLC	Delaware
NRC East Environmental Services, Inc.	Massachusetts
NRC Eastern Mediterranean Ltd.	Israel
NRC Environmental of Maine, Inc.	Maine
NRC Environmental Protection Waste Management & Remediation Services AS	Turkey
NRC Environmental Services (UK) Limited	Scotland
NRC Environmental Services, Inc.	Washington
NRC Group Holdings Corp.	Delaware
NRC Group Holdings, LLC	Delaware
NRC Gulf Environmental Services, Inc.	Delaware
NRC Intermediate Int. Holding Company, LLC	Delaware
NRC International Holding Company, LLC	Marshall Islands
NRC International Services, Ltd.	Marshall Islands
NRC Kazakhstan LLP	Kazakhstan
NRC NY Environmental Services, Inc.	Delaware
NRC Payroll Management LLC	Delaware
NRC Servicing Limited	United Kingdom
NRC Trinidad & Tobago Ltd.	Trinidad

Exhibit 21

NRC US Holding Company, LLC	Delaware
NRC WWS LTD	United Kingdom
OP-TECH Avix, Inc.	New York
OSRV Holdings, Inc.	Delaware
Quail Run Services, LLC	Texas
RTF Romulus, LLC	Michigan
SES-Haztec Services De Reposta A Emrgencias S.A.	Brazil
South Atlantic Response S.A.	Argentina
Southern Waste Services, Inc.	Florida
Specialized Response Solutions (Canada) Inc.	Alberta
Specialized Response Solutions, L.P.	Texas
Stablex Canada Inc.	Canada
Sureclean A.S.	Norway
Sureclean Holdco Limited	United Kingdom
TMC Services, Inc.	Massachusetts
US Ecology Energy Waste Disposal Services, LLC	Delaware
US Ecology Holdings, Inc.	Delaware
US Ecology Houston, Inc.	Delaware
US Ecology Idaho, Inc.	Delaware
US Ecology Illinois, Inc.	California
US Ecology Karnes County Disposal, LLC	Texas
US Ecology Livonia, Inc.	Michigan
US Ecology Michigan, Inc.	Michigan
US Ecology Mobile Recycling, Inc.	Michigan
US Ecology Nevada, Inc.	Delaware
US Ecology Romulus, Inc.	Michigan
US Ecology Stablex Holdings, Inc.	Delaware
US Ecology Sulligent, Inc.	Michigan
US Ecology Tampa, Inc.	Michigan
US Ecology Taylor, Inc.	Michigan
US Ecology Texas, Inc.	Delaware
US Ecology Thermal Services, Inc.	Delaware
US Ecology Transportation Solutions, Inc.	Delaware
US Ecology Tulsa, Inc.	Michigan
US Ecology Vernon, Inc.	Delaware
US Ecology Washington, Inc.	Delaware
US Ecology Winnie, LLC	Delaware
USE Canada Holdings Inc.	Canada
USE EWD Holdco, LLC	Delaware
Venezuelan Response Corporation	Venezuela
W.I.S.E. Environmental Solutions Inc.	Ontario
Waste Repurposing International, Inc.	Delaware
Wayne Disposal, Inc.	Michigan